Exhibit 99.1

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI REPORTS FOURTH QUARTER 2005 AND
FULL-YEAR 2005 FINANCIAL RESULTS
w	Revenue grew 9 percent quarter-over-quarter to $82.7 million, and annual revenue increased 35 percent year-over-year to $283.1 million

w	GAAP net income was $25.8 million in the fourth quarter, or $0.16 per diluted share

w	Full-year GAAP net income grew to $328.0 million, or $2.11 per diluted share, including a benefit from the release of a tax valuation allowance of $258.8 million

w	Normalized net income* increased 19 percent quarter-over-quarter to $26.2 million, or $0.16 per diluted share, in the fourth quarter, and full-year normalized net income* increased 87 percent year-over-year to $79.5 million, or $0.52 per diluted share
CAMBRIDGE, Mass. – February 8, 2006 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the fourth quarter and full-year ended December 31, 2005. Revenue for the fourth quarter 2005 was $82.7 million, a 9 percent increase over the previous quarter’s revenue of $75.7 million, and a 44 percent increase over fourth quarter 2004 revenue of $57.6 million. Total revenue for 2005 was $283.1 million, a 35 percent increase over 2004 revenue of $210.0 million.
Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2005 was $25.8 million, or $0.16 per diluted share. Full-year net income for 2005 was $328.0 million, or $2.11 per diluted share, including a $258.8 million benefit from the release of a tax valuation allowance.
“2005 was the best year in the history of Akamai as we demonstrated the power of the Akamai business model by delivering strong revenue growth, high profit margins, sustained cash flow, and increasing profitability,” said Paul Sagan, president and CEO of Akamai. “We benefited from broad customer adoption of our global platform and services, and we believe our demonstrated ability to innovate will continue to drive our success in the future.”
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The Company generated normalized net income* of $26.2 million, or $0.16 per diluted share, in the fourth quarter of 2005, a 19 percent increase over the prior quarter normalized net income of $22.0 million, or $0.14 per diluted share. Full-year normalized net income for 2005 was $79.5 million, or $0.52 per diluted share, an improvement of $37.0 million over 2004. (*See Use of Non-GAAP Financial Measures below for definitions.)
Adjusted EBITDA* for the fourth quarter of 2005 was $30.6 million, up from $27.7 million in the prior quarter, and $18.6 million in the fourth quarter of 2004. Adjusted EBITDA was $101.4 million for the full year, up from $69.1 million in 2004. Adjusted EBITDA margins improved to 36 percent in 2005, up from 33 percent in 2004. (*See Use of Non-GAAP Financial Measures below for definitions.)
Cash from operations for the fourth quarter of 2005 was $27.7 million, a 42 percent increase over the prior quarter’s cash from operations of $19.5 million, and a 78 percent increase over the fourth quarter of 2004. Full-year 2005 cash from operations was $82.8 million, up 62 percent over the prior year.
At December 31, 2005, the Company had approximately 152.9 million shares of common stock outstanding, including shares from the Company’s most recent equity offering. At year-end, the Company had approximately $314 million of cash, cash equivalents and marketable securities.
Customers
The number of customers under long-term services contracts at the end of the fourth quarter increased by 80 to a record 1,910, a 4 percent increase over third quarter 2005.
“We have grown our recurring customer base by 46 percent year-over-year,” Sagan said. “This is the result of momentum in important industries that increasingly rely on the Internet, including media and entertainment, online commerce, and software distribution, as well as adoption by major enterprises of our new application acceleration technology.”
Sales through resellers and sales outside the United States accounted for 24 percent and 21 percent, respectively, of revenue for the fourth quarter and full-year 2005.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 4080712.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. More than 1,900 organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	December 31,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$91,792	$35,318
Marketable securities	199,886	34,380
Restricted marketable securities	730	932
Accounts receivable, net	52,162	30,333
Prepaid expenses and other current assets	10,428	7,706

Current assets	354,998	108,669
Marketable securities	17,896	34,065
Restricted marketable securities	3,825	3,722
Property and equipment, net	44,885	25,242
Goodwill and other intangible assets, net	136,786	5,128
Other assets	4,801	5,917
Deferred tax assets, net	328,308	—

Total assets	$891,499	$182,743

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$54,471	$42,446
Other current liabilities	7,405	4,320

Current liabilities	61,876	46,766
Other liabilities	5,409	5,294
Convertible notes	200,000	256,614

Total liabilities	267,285	308,674
Stockholders’ equity (deficit)	624,214	(125,931)

Total liabilities and stockholders’ equity	$891,499	$182,743

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2005	2005	2004	2004	2005	2004
Revenues	$82,657	$75,713	$57,576	$53,286	$283,115	$210,015

Costs and operating expenses:
Cost of revenues *	16,084	15,295	11,173	11,748	55,655	46,150
Research and development	4,982	4,953	3,344	3,222	18,071	12,132
Sales and marketing	22,965	19,803	15,017	12,965	77,876	55,663
General and administrative *	15,266	14,568	13,463	11,874	53,014	47,055
Amortization of other intangible assets	2,296	2,296	12	12	5,124	48

Total costs and operating expenses	61,593	56,915	43,009	39,821	209,740	161,048

Operating income	21,064	18,798	14,567	13,465	73,375	48,967

Interest (income) expense, net	(1,283)	567	1,319	1,533	1,067	8,055
Loss on early extinguishment of debt	—	1,370	852	634	1,370	6,768
Loss on investments, net	—	27	1	79	27	69
Other (income) expense, net	(205)	63	(1,183)	(101)	507	(1,061)

Income before (benefit) provision for income taxes	22,552	16,771	13,578	11,320	70,404	35,136
(Benefit) provision for income taxes	(3,207)	(255,489)	187	71	(257,594)	772

Net income	$25,759	$272,260	$13,391	$11,249	$327,998	$34,364

Net income per share:
Basic	$0.17	$1.96	$0.11	$0.09	$2.41	$0.28
Diluted	$0.16	$1.71	$0.10	$0.08	$2.11	$0.25

Shares used in per share calculations:
Basic	148,293	139,204	126,261	125,618	136,167	124,407
Diluted	170,305	160,362	147,306	147,294	156,944	146,595
* Includes depreciation (see supplemental tables for figures)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2005	2005	2004	2004	2005	2004
Supplemental financial data (in thousands):
Network-related depreciation	$4,766	$4,361	$2,731	$3,124	$15,514	$14,030
Other depreciation	$892	$881	$1,007	$1,024	$3,572	$4,731

Capital expenditures	$8,105	$8,531	$7,138	$5,346	$36,160	$20,101

Net increase (decrease) in cash, cash equivalents, and marketable securities	$227,626	$(44,213)	$(11,379)	$(2,329)	$205,712	$(99,937)

End of period statistics:
Number of customers under recurring contract	1,910	1,830	1,310	1,258
Number of employees	784	766	605	598
Number of deployed servers	18,599	18,092	15,075	15,064

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2005	2005	2004	2004	2005	2004
Cash flows from operating activities:
Net income	$25,759	$272,260	$13,391	$11,249	$327,998	$34,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of deferred financing costs	8,164	7,792	4,051	4,469	25,170	20,206
Equity-related compensation	1,582	1,383	236	249	3,849	1,292
Change in deferred tax assets, net, including release of deferred tax asset valuation allowance	(3,482)	(255,345)	408	—	(258,669)	408
Non-cash portion of loss on early extinguishment of debt	—	481	292	178	481	2,453
Loss on investments, property and equipment and foreign currency, net	143	161	(437)	(72)	850	(319)
Provision for doubtful accounts	127	566	191	(186)	1,147	(231)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,663)	(4,194)	(1,411)	(2,076)	(19,455)	(8,516)
Prepaid expenses and other current assets	65	2,567	(1,441)	2,057	1,483	3,053
Accounts payable, accrued expenses and other current liabilities	2,754	(6,818)	38	281	(1,032)	(130)
Accrued restructuring	(415)	(710)	(352)	(354)	(1,816)	(1,630)
Deferred revenue	1,567	1,374	907	(2,016)	3,267	(329)
Other noncurrent assets and liabilities	72	(18)	(298)	769	(475)	616

Net cash provided by operating activities:	27,673	19,499	15,575	14,548	82,798	51,237

Cash flows from investing activities:
Cash acquired through business combination	—	—	—	—	1,717	—
Purchases of property and equipment and capitalization of internal-use software	(8,105)	(8,531)	(7,138)	(5,346)	(36,160)	(20,101)
Purchase of investments	(183,014)	(6,534)	(14,814)	(12,325)	(215,633)	(187,674)
Proceeds from sale of property and equipment	—	—	—	—	—	9
Proceeds from sales and maturities of investments	13,134	33,531	15,040	15,588	66,099	211,753
Decrease in restricted cash held for note repurchases	—	—	—	—	—	5,000
Decrease in restricted investments held for security deposits	—	202	—	96	202	96

Net cash (used in) provided by investing activities	(177,985)	18,668	(6,912)	(1,987)	(183,775)	9,083

Cash flows from financing activities:
Payments on capital leases	(420)	(171)	(141)	(137)	(818)	(543)
Proceeds from the issuance of 1% convertible senior notes, net of financing costs	—	—	—	—	—	24,313
Repurchase and retirement of 5 1/2% covertible subordinated notes	—	(56,614)	(24,875)	(13,115)	(56,614)	(169,386)
Proceeds from equity offering, net of financing costs	202,068	—	—	—	202,068	—
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	6,741	1,933	3,863	1,095	14,462	13,754

Net cash provided by (used in) financing activities	208,389	(54,852)	(21,153)	(12,157)	159,098	(131,862)

Effects of exchange rate translation on cash and cash equivalents	(369)	(259)	1,587	357	(1,647)	1,208

Net increase (decrease) in cash and cash equivalents	57,708	(16,944)	(10,903)	761	56,474	(70,334)
Cash and cash equivalents, beginning of period	34,084	51,028	46,221	45,460	35,318	105,652

Cash and cash equivalents, end of period	$91,792	$34,084	$35,318	$46,221	$91,792	$35,318

*Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. This measure is also used by management in their financial and operating decision-making.
Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation, amortization, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, foreign exchange gains and losses, release of the deferred tax asset valuation allowance and loss on early extinguishment of debt. Akamai considers Adjusted EBITDA to be an important indicator of the company’s operational strength and performance of its business and a good measure of the company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the company’s deployed network, and may not be indicative of current or future capital expenditures.
Akamai defines “Adjusted EBITDA margin” as a percentage of adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, certain gains and losses on equity investments, release of the deferred tax asset valuation allowance and loss on early extinguishment of debt. Akamai considers normalized net income to be another important indicator of the overall performance of the company because it eliminates the effects of events that are either not part of the company’s core operations or are non-cash.
Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2005	2005	2004	2004	2005	2004
Net income	$25,759	$272,260	$13,391	$11,249	$327,998	$34,364

Amortization of intangible assets	2,296	2,296	12	12	5,124	48
Equity-related compensation	1,582	1,383	236	249	3,849	1,292
Loss on investments, net	—	27	1	79	27	69
Release of the deferred tax asset valuation allowance	(3,482)	(255,345)	—	—	(258,827)	—
Loss on early extinguishment of debt	—	1,370	852	634	1,370	6,768

Total normalized net income:	26,155	21,991	14,492	12,223	79,541	42,541

Interest (income) expense, net	(1,283)	567	1,319	1,533	1,067	8,055
Provision (benefit) for income taxes	275	(144)	187	71	1,233	772
Depreciation and amortization	5,658	5,242	3,738	4,148	19,086	18,761
Other (income) expense, net	(205)	63	(1,183)	(101)	507	(1,061)

Total Adjusted EBITDA:	$30,600	$27,719	$18,553	$17,874	$101,434	$69,068

Normalized net income per share:
Basic	$0.18	$0.16	$0.11	$0.10	$0.58	$0.34
Diluted	$0.16	$0.14	$0.10	$0.09	$0.52	$0.31

Shares used in normalized per share calculations:
Basic	148,293	139,204	126,261	125,618	136,167	124,407
Diluted	170,305	159,994	147,306	147,294	156,944	146,595
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Akamai Statement Under the Private Securities Litigation Reform Act
The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.